Exhibit 99.2

Fourth Quarter 2006 Earnings Supplemental Information

Forward-Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate acquisitions; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K dated March 16, 2006 and in Form 10-K/A (Amendment No. 1) dated July 21, 2006 as filed with the SEC. In addition, the statements in this presentation are made as of February 26, 2007. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 26, 2007. 1

Financial Services Division (12.5% of Q4 06 Revenues) Private financial data and VoIP networks Telecommunications Services Division (20.2% of Q4 06 Revenues) Call signaling and database access services Q4 06 Revenue $74.4mm Q4 06 EBITDA $14.1 mm Q4 06 Adj. Earnings $2.7 mm Point-of-Service Division (28.0% of Q4 06 Revenues) Enables optimized transaction delivery between payment processors and ATM or POS terminals International Services Division (39.3% of Q4 06 Revenues) Provides POS, telecommunications and financial services around the world TNS Divisions 2

Q4:06 Financial Overview ($ in millions except per share amounts) Q4 06 Q4 05 % Chg International Services Division $ 29.3 $ 23.7 23.6% Financial Services Division 9.3 8.3 12.0% Telecommunications Services Division 15.1 13.4 12.7% Point of Sale Division 20.8 20.2 3.0% Total Revenue $74.4 $65.6 13.4% Gross Profit $35.9 $35.2 2.0% Gross Margin 48.2% 53.7% (550)BP EBITDA Before Stock Comp Expense(1) $14.1 $16.8 (16.1)% Adjusted Earnings(1) $2.7 $5.9 (54.2)% Adjusted Earnings per Share—Diluted(1)(2) $0.11 $0.24 (54.2)% Cash Flow from Operations $10.4 $17.8 (41.6)% 3 1) Non-GAAP measures. Included in expenses for the fourth quarter of 2006 is a pre-tax charge of $5.7 million, including a $2.4 million charge associated with the impairment of vending-related inventory and assets, a $1.8 million charge for severance, and a $1.3 million charge related to the impairment of one of TNS’ equity method investments. Excluding $2.8 million in pre-tax charges, EBITDA before stock compensation expense was $16.9 million in fourth quarter 2006 versus $16.8 million in fourth quarter 2005. Excluding $4.6 million in pre-tax charges, adjusted earnings was $5.5 million, or $0.23 per share, in fourth quarter 2006 versus $5.9 million, or $0.24 per share, in fourth quarter 2005 . 2) Due to the Company’s stock repurchase and retirement in May 2005 and follow-on offering in September 2005, diluted weighted average shares outstanding were 24.2 million for Q4 06 versus 24.1 million for Q4 05.

EBITDA1 Calculation ($ in thousands except per share amounts) Q4 06 Q4 05 % Chg Income from operations (GAAP) ($3,031) $6,426 (147.2%) Amortization of intangible assets 9,085 5,011 81.3% Depreciation and amortization of property and equipment 6,261 4,604 36.0% Stock compensation expense 1,803 762 136.5% EBITDA before stock compensation expense $14,118 $16,803 (16.0)% 4 Non-GAAP measure. EBITDA before stock compensation expense for the fourth quarter of 2006 was $16.9 million excluding $2.8 million in pre-tax charges.

Adjusted Earnings1 Calculation ($ in thousands except per share amounts) Q4 06 Q4 05 % Chg Income before income taxes ($4,328) $4,483 (196.5)% and equity in net loss of unconsolidated affiliate (GAAP) Equity in net loss of affiliate (2,284) (757) 201.7% Amortization of intangible assets 9,085 5,011 81.3% Stock compensation expense 1,803 762 136.5% Adjusted Earnings Before Taxes $4,276 $9,499 (55.0)% Income tax provision at 38% $1,625 $3,609 (54.5)% Adjusted Earnings (1) $2,651 $5,890 (54.5)% Weighted average shares diluted 24,177,155 24,116,146 0.3% Adjusted Earnings Per Share (1) $0.11 $0.24 (54.2)% 5 Non-GAAP measures. Excluding $4.6 million in pre-tax charges, adjusted earnings for the fourth quarter of 2006 was $5.5 million, or $0.23 per share.

 Balance Sheet Highlights (Amounts in millions) Cash and Cash Equivalents $17.3 $26.6 Total Current Assets 100.3 90.9 Current Ratio 1.46x 1.57x Net Property and Equipment 58.4 52.4 Total Assets $381.7 $352.2 Long-Term Debt $123.3 $113.4 Stockholders’ Equity 179.3 177.8 Total Debt/Capitalization 40.8% 39.0% Total Liabilities and Equity $381.7 $352.2 Common Shares Outstanding 24.1 24.0 6 Actual 12/31/06 12/31/05

7 2007  2006 % Chg

Total Revenue ($ millions) $312 – $320 $286.2 9-12%

Adjusted Earnings(1)(2) ($ millions) $23.6 – $26.0 $18.9 25-38%

Adjusted Earnings Per Share – Diluted (1)(2)  $0.97 - $1.07 $0.78 24-37%

 Q1:07 Q1:06 % Chg

Total Revenue ($ millions) $70 – $73 $65.9 6-11%

Adjusted Earnings(1)(3) ($ millions) $3.4 – $4.4 $4.0 (15)-10%

Adjusted Earnings Per Share – Diluted (1)(3)  $0.14 – $0.18 $0.17 (18)-6%

 (1) Non-GAAP measure. (2) Excluded from expenses in 2006 is $4.6 million in pre-tax charges, including a $1.8 million charge for severance, a $1.3 million charge related to the impairment of one of TNS’ equity method investments, and a $1.3 million charge associated with the impairment of vending-related inventory and assets. (3) Excluded from selling, general and administrative expenses (SG&A) for the first quarter of 2006 is a pre-tax charge to earnings of approximately $0.7 million, comprised of an approximate $0.5 million charge related to a reserve for litigation that arose during the first quarter and an approximate $0.2 million charge for legal expenses incurred by the special committee of our board of directors.